SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
FORM 8-K
OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT December 15, 2004

Commission File No. 0-8862

First Hartford Corporation
(Exact name of registrant as specified in its charter)

Maine -------------------------------- (State of Incorporation)	01-00185800 ------------------------ (I.R.S. Identification)

149 Colonial Road, Manchester, Connecticut ----------------------------------------------- (Address of principal executive offices)	06040 ------------------------ (Zip Code)

(860) 646-6555
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(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FIRST HARTFORD CORPORATION
8-K

 Item 1.01 Entry into a Material Definitive Agreement.

On December 9, 2004, a second-tier subsidiary (Bangor Parkade, Inc.) of the Company entered into an agreement with a non-affiliated Illinois based company (the "Agreement") providing for the sale of a shopping center currently under development in Bangor, Maine (the "Project").  Consummation of the sale under the Agreement is subject to the satisfaction of numerous conditions and contingencies including, but not limited to, the Buyers review and approval of leases for the Project and ultimately, the completion and occupancy of the project pursuant to such approved leases.  The purchase price will depend upon the leases which are approved.  The Buyer has 60 days to review and hopefully approve existing leases.  Subject again to all conditions being satisfied, the Agreement contemplates an initial closing in the 3rd or 4th quarter of 2005 with a final closing within 18 months thereafter.

First Hartford Corporation

/s/ Stuart I. Greenwald
Stuart I. Greenwald
Title Treasurer